Exhibit 99.1

Release:	Immediate
Contact:	Betty Newboe	Jeff Lettes	Paul Bowman
	(technical media)	(business media)	(financial community)
	408/563-0647	408/563-5161	408/563-1698

Applied Materials to Acquire the Worldwide Business

of Metron Technology

SANTA CLARA, Calif., August 16, 2004 — Applied Materials, Inc. announced today that it has entered into a definitive agreement to acquire the operating subsidiaries and businesses of Metron Technology N.V., which provide a wide range of outsource solutions to the semiconductor industry. The acquisition will expand Applied Materials’ current portfolio of service products to support chip manufacturers worldwide and will provide important synergies that leverage the operational, financial and logistical strengths of the two companies.

Under terms of the agreement, Applied Materials will pay approximately $85 million for all outstanding shares and equity equivalents of Metron’s worldwide operating subsidiaries and substantially all of its other assets, and will assume certain Metron liabilities. The acquisition, which is subject to regulatory and Metron shareholder approval and other closing conditions, is expected to close in Applied Materials’ fourth fiscal quarter.

Metron Technology is a global organization with over 30 offices and several operating facilities in the U.S., Europe, Israel and Asia. Metron’s outsource solutions to fabs worldwide include supply of parts and materials, equipment maintenance, kitting and cleaning of process parts, refurbishment of legacy equipment, and distribution of specialty products.

“The acquisition of Metron is another significant step in the expansion of our service solutions that we offer to customers, and a key element of Applied Materials’ growth,” said Mike Splinter, president and CEO of Applied Materials. “Complementing our recent transactions with Brooks Automation, Praxair Electronics and Phoenix Silicon International, this acquisition represents an important milestone in an ongoing series of strategic moves to service a larger market and expand our support capabilities beyond Applied Materials’ tools.”

“Combining Metron’s experienced service-oriented organization with Applied Materials’ strong service offerings and global reach brings additional, world-class capabilities to customers and demonstrates our strong commitment to enabling their success,” added Russell Ellwanger, group vice president and general manager of Applied Global Services.

The Metron businesses will be an integral part of Applied Global Services and will develop and market products for Applied Materials’ growing fab services program, including support of non-Applied Materials systems.

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Applied Materials, Inc.

August 16, 2004

“We welcome our new relationship with Applied Materials and the opportunity to offer customers outsource solutions as part of Applied’s world-class organization,” said Ed Segal, chairman and CEO of Metron Technology. “By combining the complementary service offerings of Applied Materials and Metron, we believe we can enhance our value to customers and continue to develop the products and services that enable their success.”

This press release contains forward-looking statements relating to expected benefits from the acquisition of Metron’s businesses and subsidiaries, Applied Materials’ growth opportunities, and all other statements that are not historical facts. These forward-looking statements include the assumptions that underlie such statements and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those stated or implied, including but not limited to: the possible inability to complete the acquisition as anticipated or at all; potential regulatory conditions to the acquisition; the successful integration and performance of the acquired businesses; sustainability of demand in the semiconductor and semiconductor equipment industries, which is subject to many factors, including global economic conditions, demand for electronic products and semiconductors, and geopolitical uncertainties; Applied Materials’ ability to successfully supply a broad range of equipment and service products and to support non-Applied Materials’ systems; retention of key employees of Metron; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and Applied Materials assumes no obligation to update this press release.

Metron Technology N.V. (Nasdaq: MTCH) is a leading global provider of outsourced marketing, sales, service and support solutions to the semiconductor industry. Metron Technology’s web site is www.metrontech.com.

Applied Materials, Inc. (Nasdaq: AMAT) is the largest supplier of products and services to the global semiconductor industry. Applied Materials’ web site is www.appliedmaterials.com.

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